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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of C-Cube Microsystems Inc. on Form S-8 of our reports dated January 17, 1996 appearing in the Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1995.


Deloitte & Touche LLP


/s/ Deloitte & Touche LLP





San Jose, California
October 21, 1996